EXHIBIT 16.a


                        COMPUTATION OF PERFORMANCE DATA
                        -------------------------------

Performance data, as described in the Prospectus and the Statement of Additional Information, is calculated on an average annual total return and an actual return basis.

For the period ended December 31, 1997, the Baron Asset Fund's performance was calculated based on the following:

(1)      DIVIDEND INFORMATION
         --------------------

         DIVIDEND          PER SHARE        PER SHARE              NO. OF
         EX                DIVIDEND         REINVESTMENT           REINVESTED
         DATE              AMOUNT           PRICE                  SHARES
         --------          ---------        ------------           ----------
         12/23/87          $0.197           $10.06                 1.96
         12/28/88           0.701            12.77                 5.60
         12/28/89           1.409            14.51                10.44
         12/27/90           0.198            11.67                 2.00
         12/27/91           0.035            15.60                 0.27
         12/29/92           0.162            17.49                 1.11
         12/28/93           0.774            20.85                 4.51
         12/28/94           0.656            21.67                 3.81
         12/27/95           0.034            29.24                 0.15
         12/27/96           0.039            36.66                 0.14
         12/29/97           None

(2)      VALUATION INFORMATION:
         ----------------------

     Assuming $1,000 initial investment at inception at $10 per share (100 shares):

                           TOTAL SHARES              NAV                        TOTAL
         DATE              OWNED                     PER SHARE                  VALUE
         --------          ------------              ---------                  ---------

         12/31/87          101.96                    $10.10                     $1,029.80
         12/31/88          107.56                     12.87                      1,384.23
         12/31/89          118.00                     14.66                      1,729.87
         12/31/90          120.00                     11.75                      1,410.01
         12/31/91          120.27                     15.71                      1,889.45
         12/31/92          121.38                     17.73                      2,152.14
         12/31/93          125.89                     21.11                      2,657.54
         12/31/94          129.70                     22.01                      2,854.72
         12/31/95          129.85                     29.74                      3,861.80
         12/31/96          129.99                     36.23                      4,709.68
         12/31/97          129.99                     48.51                      6,306.01

CALCULATION OF AVERAGE ANNUAL TOTAL RETURN:
-------------------------------------------

                                         ERV
                                n        ---
         Using the formula: T =  [root] /P      - 1
                   assuming P = $1.000


(A)      For the one year ended 12/31/97

         n        =       1.00000
         ERV      =       1.33892
         T        =     +33.9%


(B)      For the five year period 12/31/91 - 12/31/97

         n        =       5.00000
         ERV      =       2.93015
         T        =      24.0%


(C)      For the period 6/12/87 (inception) - 12/31/97

         n        =      10.55616
         ERV      =       6.30601
         T        =      19.1%




(4)      Calculation of Actual Return

Assuming a $1,000 investment,

NAV per share at 6/12/87   = $10.00 at 100 shares. Value =$1,000.
NAV per share at 12/31/87 = $10.10 at 101.96 shares (includes 1.96 reinvested shares). Value =$1,029.80.
NAV per share at 12/31/88  = $12.87 at 107.56 shares (includes 1.96 + 5.60 reinvested shares). Value =$1,384.23.
NAV per share at 12/31/89 = $14.66 at 118.00 shares (includes 1.96 + 5.60 +
10.44 reinvested shares). Value = $1,729.87.
NAV per share at 12/31/90 =$11.75 at 120.00 shares (includes 1.96 + 5.60 +
10.44 + 2.00 reinvested shares). Value = $1,410.01.
NAV per share at 12/31/91 = $15.71 at 120.27 shares (includes 1.96 + 5.60 +
10.44 + 2.00 + 0.27 reinvested shares). Value =  $1,889.45.
NAV per share at 12/31/92 = $17.73 at 121.38 shares (includes 1.96 + 5.60 +
10.44 + 2.00 + 0.27 + 1.11 reinvested shares). Value = $2,152.14.
NAV per share at 12/31/93 = $21.11 at 125.89 shares (includes 1.96 + 5.60 +
10.44 + 2.00 + 0.27 + 1.11 + 4.51 reinvested shares).  Value = $2,657.54.
NAV per share at 12/31/94 = $22.01 at 129.70 shares (includes 1.96 + 5.60 +
10.44 + 2.00 + 0.27 + 1.11 + 4.51 + 3.81 reinvested shares).
Value = $2,854.72.
NAV per share at 12/31/95 = $29.74 at 129.85 shares (includes 1.96 + 5.60 +
10.44 + 2.00 + 0.27 + 1.11 + 4.51 + 3.81 + 0.15  reinvested shares).
Value = $3,861.80.
NAV per share at 12/31/96 = $36.23 at 129.99 shares (includes 1.96 + 5.60 +
10.44 + 2.00 + 0.27 + 1.11 + 4.51 + 3.81 + 0.15 + 0.14 reinvested shares).
Value = $4,709.68.
NAV per share at 12/31/97 = $48.51 at 129.99 shares (includes 1.96 + 5.60 +
10.44 + 2.00 + 0.27 + 1.11 + 4.51 + 3.81 + 0.15 + 0.14 reinvested shares).
Value = $6,306.01.

ONE YEAR
--------
Performance for the year ended 12/31/97 is 6306.01/4709.68 = +33.89%

FIVE YEARS
----------
Performance for the period 12/31/92 - 12/31/97 is 6306.01/2152.14 = +193.01%

SINCE INCEPTION
---------------
Performance for the period 06/12/87 - 12/31/97 is 6306.01/1000 = +530.60%

                                                              EXHIBIT 16.b

For the period ended December 31, 1997, Baron Growth & Income Fund's performance was calculated based on the following:


(1)      DIVIDEND INFORMATION
         --------------------


         DIVIDEND                   PER SHARE                 PER SHARE                NO. OF
         EX                         DIVIDEND                  REINVESTMENT             REINVESTED
         DATE                       AMOUNT                    PRICE                    SHARES
         --------                   ---------                 ------------             ----------

         12/27/95                   $ 0.142                   $ 14.91                   0.952
         12/27/96                   $ 0.255                   $ 18.73                   1.374
         12/29/97                   $ 0.073                   $ 24.23                   0.308

(2)      VALUATION INFORMATION
         ---------------------

         Assuming $1,000 initial investment at inception at $10 per share (100 shares):

                                    TOTAL SHARES              NAV                       TOTAL
         DATE                       OWNED                     PER SHARE                 VALUE
         -------                    ------------              ---------                 -------

         12/31/95                   100.952                   15.11                     1525.38
         12/31/96                   102.326                   19.04                     1948.29
         12/31/97                   102.634                   24.88                     2553.53

(3)      CALCULATION OF AVERAGE ANNUAL TOTAL RETURN
         ------------------------------------------

                                            ERV
                                   n       ----
         Using the formula:  T =     [root] P       - 1

                   assuming P  =  $1.000

         For the one year ended 12/31/97

                  n        =       1.00000
                  ERV      =       1.31065
                  T        =      31.1%

         For the period 1/3/95 (commencement of operations) - 12/31/97

                  n        =       2.0000
                  ERV      =       2.55353
                  T        =      36.7%

(4)      CALCULATION OF ACTUAL RETURN
         ----------------------------

Assuming a $1,000 investment,

NAV per share at 01/03/95 = $10.00 at 100 shares     Value = $1,000.

NAV per share at 12/31/95 = $15.11 at 100.952 shares (includes 0.952
reinvested shares)                  Value = $1525.38.

NAV per share at 12/31/96 = $19.04 at 102.326 shares (includes 0.952 + 1.374
reinvested shares)                  Value = $1948.29.

NAV per share at 12/31/97 = $24.88 at 102.634 shares (includes 0.952 + 1.374
+ 0.308 reinvested shares)          Value = $2553.53.


ONE YEAR
--------
Performance for the year ended 12/31/97 is 2553.53/1948.29 = +31.1%

SINCE INCEPTION
---------------
Performance for the period 01/03/95 - 12/31/97 is 2553.53/1000 = +155.35%.

                                                                EXHIBIT 16.c

For the period ended December 31, 1997, Baron Small Cap Fund's performance was calculated based on the following:


(1)      DIVIDEND INFORMATION
         --------------------


         DIVIDEND                   PER SHARE                 PER SHARE                NO. OF
         EX                         DIVIDEND                  REINVESTMENT             REINVESTED
         DATE                       AMOUNT                    PRICE                    SHARES
         --------                   ---------                 ------------             ----------

         12/29/97                   None

(2)      VALUATION INFORMATION
         ---------------------

         Assuming $1,000 initial investment at inception at $10 per share (100 shares):

                                    TOTAL SHARES              NAV                       TOTAL
         DATE                       OWNED                     PER SHARE                 VALUE
         -------                    ------------              ---------                 -------

         12/31/97                   100                       $10.31                    $1031.00

(3)      CALCULATION OF ACTUAL RETURN
         ----------------------------

Assuming a $1,000 investment,

NAV per share at 10/01/97 = $10.00 at 100 shares     Value = $1,000.

NAV per share at 12/31/97 = $10.31 at 100 shares     Value = $1031.00.

SINCE INCEPTION
---------------
Performance for the period 10/01/97 - 12/31/97 is 1031/1000 = +3.1%.